UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

Venture Lending & Leasing VIII, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-01162	47-3919702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 La Mesa Drive, Suite 102, Portola Valley, CA 94028
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 234-4300

 (Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 30, 2022, Venture Lending & Leasing VIII, Inc. (the “Fund”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, the Fund’s sole shareholder approved the proposed new investment management agreement, by and between the Fund and Westech Investment Advisors LLC, a California limited liability company (“WTI”), that replaces the current investment management agreement entered into between the Fund and WTI (the “Proposal”).

On July 31, 2022, the record date for the Special Meeting, there were 100,000 Shares of the Fund outstanding and entitled to vote. 100% of the common shares, $0.001 par value (the “Shares”) of the Fund are owned by the Fund’s sole shareholder, Venture Lending & Leasing VIII, LLC (the “LLC”), the members of which (“Members”) have pass-through voting rights that are reflected in the Fund’s report of the action taken at the Special Meeting with respect to the Proposal. The Proposal required approval of a majority of the outstanding shares of membership interests in the LLC (the “LLC Shares”).

351,036.00 out of 415,152.50 total outstanding LLC Shares, or 84.56% of the LLC Shares, were cast in favor of the approval of the Proposal presented at the Special Meeting. No votes were cast against or withheld for the Proposal presented at the Special Meeting. Consequently, the LLC cast 100% of the Shares in favor of approval of the Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING VIII, INC.
(Registrant)

By:	/s/ Jared S. Thear
Jared S. Thear
Chief Financial Officer

Date:	October 6, 2022